CONSENT OF INDEPENDENT AUDITORS


         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 18, 1999, with respect to the financial statements of Adatom, Inc. as of December 31, 1999 and for the year then ended, included in the financial statements of Adatom.com, Inc. in its Annual Report on Form 10KSB for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts."


IRELAND SAN FILIPPO, LLP


April 17, 2000